Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Republic First Bancorp, Inc.
Philadelphia, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-57578) of Republic First Bancorp, Inc. of our reports dated March 12, 2009, relating to the consolidated financial statements, and the effectiveness of Republic First Bancorp, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2008.

Beard Miller Company LLP

Malvern, Pennsylvania

March 12, 2009